Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Corning Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.50 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	0.0001381	(1)
	Equity	Preferred Stock, par value $100.00 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	0.0001381	(1)
	Equity	Depositary Shares (3)	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	0.0001381	(1)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	0.0001381	(1)
	Other	Warrants	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	0.0001381	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$0.00		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1) The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, in connection with this Registration Statement, and in accordance therewith, is deferring payment of all of the registration fee. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2) An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(3) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.